--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                             ----------------------
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported March 16, 2007): March 20, 2007

                             ----------------------
                               MUZAK HOLDINGS LLC
            (Exact Name of Registrants as Specified in their charter)
                             ----------------------

            DELAWARE                   333-78571-02             04-3433730
  (State or Other Jurisdiction   (Commission File Number)    (I.R.S. Employer
of Incorporation or Organization)                           Identification No.)


                               3318 LAKEMONT BLVD.
                               FORT MILL, SC 29708
          (Address of Principal Executive Offices, including Zip Code)

                                 (803) 396-3000
                     (Telephone Number including Area Code)

                                       N/A
          (Former Name or Former address, if Changed Since Last Report)

                             ----------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------

Item 8.01.        Other Events

         On March 16, 2007, Muzak LLC, a wholly owned subsidiary of Muzak Holdings LLC, amended its Credit Facility to extend the maturity from April 15, 2008 to January 19, 2009 and also reduce applicable margins by 1.0%. The new margin on Eurodollar loans has been reduced to 3.75% from 4.75% while the margin on Base Rate loans has been reduced to 2.75% from 3.75%.

The balance of the senior secured term loans as September 30, 2006 was $103.4 million.

The Company credits this amendment to its success in creating positive free cash flow for five consecutive quarters and favorable market conditions. The Company recently reported the generation of positive free cash flow of $3.0 million in 2006. Full year results are expected to be announced prior to the filing of its Annual Report on Form 10-K.

Item 9.01         Financial Statements and Exhibits

Amendment No. 1 to that certain Credit Agreement dated April 15, 2005 by and among Muzak LLC and the various parties named therein.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:    March 20, 2007

Muzak Holdings LLC



By:      /S/ Stephen P. Villa
         --------------------

Name:    Stephen P. Villa
Title:   Chief Executive Officer





                                       2